                        This Exhibit Index is on page 3
    As filed with the Securities and Exchange Commission on February 19, 2002
                       Registration No. 333-_____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ----------------------


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ----------------------


                              MICROS SYSTEMS, INC.
                              --------------------
               (Exact name of issuer as specified in its charter)


             MARYLAND                                 52-1101488
             --------                                 ----------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)




   7031 Columbia Gateway Drive                         21046-2289
   Columbia, Maryland                                  (Zip Code)
   (Address of principal executive
   offices)


                 MICROS SYSTEMS, INC. 1991 STOCK OPTION PLAN
                 -------------------------------------------
                     (Effective as of September 23, 1991)
                            (Full title of plan)


(Name, address and telephone
number of agent for service)           (Copies to:)


A. L. GIANNOPOULOS                     JANE TAM, ESQUIRE
7031 COLUMBIA GATEWAY DRIVE            PIPER MARBURY RUDNICK & WOLFE L.L.P.
COLUMBIA, MARYLAND 21046-2289          1200 19TH STREET
(443) 285-6000                         WASHINGTON, D.C.  20036



                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

----------------------------------------------------------------------------------------------
                                       Proposed maximum     Proposed maximum      Amount of
Title of securities    Amount to be    offering price       aggregate offering    registration
to be registered       registered      per share            price                 fee
----------------------------------------------------------------------------------------------


Common Stock (par         349,500        $25.13*              $8,782,728.50*       $808.01*
value $0.025 per share)                   -----                ------------         ------
----------------------------------------------------------------------------------------------


Common Stock (par         250,500        $23.04*              $5,770,267.50*       $530.86*
value $0.025 per share)                   -----                ------------         ------
----------------------------------------------------------------------------------------------


* Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and (c), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the weighted average price at which options may be exercised (with respect to the 349,500 shares) and the average of the highest and lowest asked prices of Common Stock of MICROS Systems, Inc. reported on the National Association of Securities Dealers Automated Quotation System on February 15, 2002 (with respect to the 250,500 shares).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be included in the Form S-8 pursuant to the Note to Part I of Form S-8.

                                     PART II

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

               (a)      Annual Report on Form 10-K for the year ended
                        June 30, 2001;

               (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the Registrant's fiscal year ended June 30, 2001.

               (c)      Description of Common Stock of the
                        Registrant contained in the Registrant's
                        Registration Statement on Form S-3 dated
                        January 25, 1995 and any amendments or
                        reports for purposes of updating such
                        description.

               (d) MICROS Systems, Inc. 1991 Stock Option Plan, as amended, contained in the Company's Proxy Statement for the 2001 Annual Meeting of Shareholders, filed on October 19, 2001.

               All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of the Registration Statement from the date of filing of such document.

ITEM 4.        DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Thomas L. Patz is the duly elected and acting Executive Vice-President, Strategic Initiatives, and General Counsel of the Registrant and has acted as counsel to the Registrant in connection with the preparation and filing with the Securities and Exchange Commission of this Registration Statement on Form S-8. Mr. Patz beneficially owns less than 1% of the Common Stock of the Registrant.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The Registrant's Articles of Incorporation, as amended, provide that the Registrant shall indemnify its directors and officers whether serving the Registrant or, at the Registrant's request, another entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws. The Registrant's Articles of Incorporation also provide that the Registrant shall indemnify its other agents or employees, whether serving the Registrant, or at its request, another entity, to such extent as is authorized by the Board of Directors or the By-laws of the Registrant and as permitted by law.

               The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he or she shall be indemnified against reasonable expenses incurred in connection therewith. A Maryland corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with law.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

ITEM 8.EXHIBITS.

Exhibit
Number         Description
------         -----------

   5 Opinion of Counsel Regarding the Legality of the shares of Common Stock

   23.1        Consent of Independent Accountants

   23.2        Consent of Counsel (included in Exhibit 5)

   24          Power of Attorney (contained in Signature page)

ITEM 9.        UNDERTAKINGS.

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by section 10(a)(3) of Securities Act of 1933 (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Howard County, Maryland on this 19th day of February 2002.

                                         MICROS SYSTEMS, INC.


                                         By: /s/ A. L. Giannopoulos
                                         ------------------------
                                          A. L. Giannopoulos
                                          Chairman of the Board, President,
                                          and Chief Executive Officer

                                POWER OF ATTORNEY

               The undersigned Officers and Directors of MICROS Systems, Inc., a Maryland corporation (the "Corporation"), hereby constitute and appoint A. L. Giannopoulos, the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 relating to the proposed issuance of shares of Common Stock to employees and directors of the Corporation (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of February 2002.

SIGNATURE                                               TITLE
---------                                               -----

/s/A. L. Giannopoulos               President, Chief Executive Officer
---------------------               and Chairman of the Board of Directors
A. L. Giannopoulos                  (Principal Executive Officer)


SIGNATURE                                               TITLE
---------                                               -----


/s/Gary C. Kaufman                  Executive Vice President, Finance and
------------------                  Administration, Chief Financial Officer
Gary C. Kaufman                     (Principal Financial and Accounting Officer)


/s/Louis M. Brown, Jr.              Vice-Chairman and Director
----------------------
Louis M. Brown, Jr.


/s/F. Suzanne Jenniches             Director
-----------------------
F. Suzanne Jenniches


/s/John G. Puente                   Director
-----------------
John G. Puente

/s/Dwight S. Taylor                 Director
-------------------
Dwight S. Taylor


/s/William S. Watson                Director
--------------------
William S. Watson


/s/A. L. Giannopoulos               As Attorney-in-Fact
---------------------
A. L. Giannopoulos


                              EXHIBIT INDEX

Exhibit
Number         Description
------         -----------
               Page
               ----
   5           Opinion of Counsel Regarding the Legality of the shares of Common Stock

   23.1        Consent of Independent Accountants

   23.2        Consent of Counsel (contained in Exhibit 5)

   24          Power of Attorney (contained in Signature page)